 Exhibit (h)(i)(C)

Amendment No. 2

To

Transfer Agency And Shareholder Services Agreement

This Amendment No. 2 To Transfer Agency And Shareholder Services Agreement, dated as of October 12, 2020 (“Amendment Effective Date”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”) and FundVantage Trust (the “Trust”), on its own behalf and on behalf of each Fund listed on Exhibit A to the Amended Agreement (as defined below) (“Amendment”).

Background

BNYM and the Trust previously entered into the Transfer Agency And Shareholder Services Agreement made as of October 23, 2018 and BNYM and the Trust previously entered into Amendment No. 1 To Transfer Agency And Shareholder Services Agreement on December 31, 2018 (collectively, the “Current Agreement”). The parties wish to amend the Current Agreement as set forth in this Amendment.

Terms

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1. Modifications to Current Agreement. The Current Agreement is hereby amended by deleting Schedule B in its entirety and replacing it with the Schedule B attached to this Amendment, dated October 12, 2020, between BNYM and the Trust.

2. Adoption of Amended Agreement by New Funds. Each Fund that has been added to Schedule B by virtue of this Amendment acknowledges and agrees that (i) by virtue of its execution of this Amendment, it becomes and is a party to the Current Agreement as amended by this Amendment (“Amended Agreement”) as of the date first written above, or if BNYM commenced providing services to the Fund prior to the date first written above, as of the date BNYM first provided services to the Fund, and (ii) it is bound by all terms and conditions of the Amended Agreement as of such date. The term “Fund” has the same meaning in this Amendment as it has in the Current Agreement.

3. Remainder of Current Agreement. Except as specifically modified by this Amendment, all terms and conditions of the Current Agreement shall remain in full force and effect.

4. Governing Law. The governing law provision of the Current Agreement shall be the governing law provision of this Amendment.

5. Entire Agreement. This Amendment constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

6. Signatures; Counterparts. The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of Amendment, by a manual signature on a copy of Amendment transmitted by facsimile transmission, by a manual signature on a copy of Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Amendment Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

BNY Mellon Investment Servicing (US) Inc.

By:	/s/ Robert Jordan
Name:	Robert Jordan
Title:	Director

FundVantage Trust
On its own behalf and on behalf of each Fund in its individual and separate capacity, and not on behalf of any other Fund

By:	/s/ Joel Weiss
Name:	Joel Weiss
Title:	President

SCHEDULE B

(Dated: October 12, 2020)]

This SCHEDULE B is Schedule B to that certain Transfer Agency And Shareholder Services Agreement dated as of October 23, 2018, between BNY Mellon Investment Servicing (US) Inc. and each of FundVantage Trust and the Portfolios listed below.

Portfolios

Fund Name	Share Class
Arabesque Systematic Fund[1]	Institutional
(formerly, Arabesque Systematic International Fund)
(Registration effective April 21, 2017; services not yet commenced)
Arabesque Systematic Fund[1]	Investor
(formerly, Arabesque Systematic International Fund)
(Registration effective April 21, 2017; services not yet commenced)
Arabesque Systematic USA Fund[2]	Institutional
Arabesque Systematic USA Fund[2]	Investor
C WorldWide International Equities Fund[3]	[ ]
DuPont Capital Emerging Markets Fund	Class I
EIC Value Fund	Class A
EIC Value Fund	Class C
EIC Value Fund	Retail
EIC Value Fund	Institutional
Gotham Absolute 500 Fund[4]	Institutional
Gotham Absolute 500 Core Fund[5]	Institutional
Gotham Absolute Return Fund	Institutional
Gotham Defensive Long Fund[4]	Institutional
Gotham Defensive Long 500 Fund	Institutional
Gotham Enhanced 500 Fund[6]	Institutional
Gotham Enhanced 500 Plus Fund	Institutional
(formerly, Gotham Enhanced 500 Core Fund)
Gotham Enhanced Return Fund	Institutional
Gotham Enhanced S&P 500 Index Fund	Institutional
Gotham ESG Large Value Fund	Institutional
Gotham Hedged Core Fund	Institutional
Gotham Hedged Plus Fund	Institutional
Gotham Enhanced Index Plus Fund[7]	Institutional
Gotham Index Plus All-Cap Fund[4]	Institutional
Gotham Index Plus Fund	Institutional

1 Fund will not be offered in FundVantage. Will not appear on future versions of Schedule B.

2 Liquidated on or about September 18, 2020. Will not appear on future versions of Schedule B.

3 Effective on or about December 31, 2020.

4 Liquidated on or about July 31, 2020. Will not appear on future Schedule B.

5 Liquidated on or about May 28, 2020. Will not appear on future Schedule B.

6 Liquidated on or about June 26, 2020. Will not appear on future Schedule B.

7 Liquidated on or about June 4, 2020. Will not appear on future Schedule B.

Fund Name	Share Class
Gotham Index Plus Fund	Investor
Gotham Large Value Fund	Institutional
(formerly, Gotham Institutional Value Fund)
Gotham Master Index Plus Fund[4]	Institutional
Gotham Master Neutral Fund	Institutional
Gotham Neutral Fund	Institutional
Gotham Neutral 500 Fund	Institutional
Gotham Short Strategies Fund	Institutional
Gotham Total Return Fund	Institutional
Gotham Total Return Fund	Investor
Gryphon International Equity Fund	Institutional
(Registration effective October 7, 2019 but not currently offered)
Lateef Focused Sustainable Growth Fund	Class A
(formerly, Lateef Focused Growth Fund)
Lateef Focused Sustainable Growth Fund	Class I
(formerly, Lateef Focused Growth Fund)
Lateef Focused Sustainable Growth Fund	Class C
(formerly, Lateef Focused Growth Fund)
Madison Avenue Financial Solutions Government Money Market Fund[3]	Institutional Class
Madison Avenue Financial Solutions Government Money Market Fund[3]	Investor Class
Mount Lucas U.S. Focused Equity Fund[8]	Class I
Mount Lucas U.S. Focused Equity Fund[8]	Class II
Pacific Capital Tax-Free Securities Fund	Class Y
Pacific Capital Tax-Free Short Intermediate Securities Fund	Class Y
Pacific Capital U.S. Government Money Market Fund	Investor Class
Polen Global Emerging Markets Growth Fund[9]	Institutional Class
Polen Global Emerging Markets Growth Fund[9]	Investor Class
Polen Global Growth Fund	Investor Class
Polen Global Growth Fund	Institutional Class
Polen Growth Fund	Investor Class
Polen Growth Fund	Institutional Class
Polen International Growth Fund	Investor Class
Polen International Growth Fund	Institutional Class
Polen International Small Company Growth Fund	Investor Class
Polen International Small Company Growth Fund	Institutional Class
Polen U.S. Small Company Growth Fund	Investor Class
Polen U.S. Small Company Growth Fund	Institutional Class
Private Capital Management Value Fund	Class A
Private Capital Management Value Fund	Class C
Private Capital Management Value Fund	Class I
Private Capital Management Value Fund	Class R
Quality Dividend Fund	Class A
Quality Dividend Fund	Class C
Quality Dividend Fund	Institutional Class

8 Liquidated on or about October 25, 2019. Will not appear on future Schedule B.

9 Effective on or about October 16, 2020.

Fund Name	Share Class
Sirios Focus Fund[10]	Class A
Sirios Focus Fund[10]	Institutional Class
Sirios Focus Fund[10]	Retail Class
Sirios Long/Short Fund	Institutional Class
SkyBridge Dividend Value Fund[11]	Class A
SkyBridge Dividend Value Fund[11]	Class C
SkyBridge Dividend Value Fund[11]	Class I
TOBAM Emerging Markets Fund	Class I
TOBAM Emerging Markets Fund	Class A
TOBAM Emerging Markets Fund	Class C
Verplanck Balanced Fund

10 Effective on or about December 18, 2020.

11 Merged into another fund not a series of FundVantage Trust on or about July 19, 2019. Will not appear on future

Schedule B.

Page 5